Nobilis Health Reports Second Quarter 2017 Financial Results

August 02, 2017
Revenue Increases 29% Over Prior Year Period
HOUSTON, TX--(PRNewswire - August 2, 2017) - Nobilis Health Corp. (NYSE American: HLTH) ("Nobilis" or the "Company") today announced financial results for the second quarter ended June 30, 2017.

Second Quarter Highlights

•	Revenue was $80.0 million, a 29.2% increase compared to the same quarter last year

•	Net income attributable to Nobilis was $1.6 million, compared to $4.8 million in the same quarter last year

•	Adjusted EBITDA[1] was $10.1 million, a 18.1% increase compared to the same quarter last year

"Our strong second quarter operating results reflect the continued focus on our marketing and cost cutting initiatives, as well as diversification of our revenues,” said Harry Fleming, Chief Executive Officer of Nobilis Health. “Total revenue and adjusted EBITDA for the second quarter grew by 29% and 18%, respectively, compared to the same period last year while total operating expenses and corporate costs as a percent of revenue decreased by 5% and 4%, respectively, compared to the same period in the prior year. Our businesses complement one another and as we enter the second half of the year we see continued revenue growth, particularly in the ancillary service lines."

"We continued to make solid progress reducing costs in the second quarter. The cost cuts we set out earlier this year remain on track and the focus for the second half of the year continues to be on growing our portfolio of facilities with improved efficiencies."

Second Quarter 2017 Results
Total revenue for the second quarter of 2017 increased to $80.0 million, a 29.2% increase over the same prior year period. Total case volume decreased by 266 cases to 4,597 cases, or 5.5%, compared to 4,863 cases in the prior corresponding period. Revenue per case increased to $17,394, or 36.7%, in the second quarter of 2017, as compared to $12,723 in the same period last year. The revenue per case increase was due to higher acuity cases, growth in our ancillary services and the addition of the vein business.
Net income attributable to Nobilis for the second quarter of 2017 was $1.6 million or $0.02 per fully diluted share, as compared to $4.8 million, or $0.06 per fully diluted share, in the second quarter of 2016. This was impacted by higher income tax, interest expense and increased profitability from our minority owned facilities.
Adjusted EBITDA1 for the second quarter of 2017, which adds back certain non-cash and non-recurring expenses, was $10.1 million, an increase of 18.1% over $8.5 million in the same quarter last year.
Total cash was $29.2 million, accounts receivable was $110.4 million and total bank debt was $66.9 million as of June 30, 2017, compared to $24.6 million, $125.0 million and $65.5 million, respectively, at December 31, 2016.

Six Months Ended 2017 Results
Total revenue for the first six months of 2017 increased to $148.3 million, a 31.1% increase over the same prior year period. Total case volume for the first six months of 2017 increased by 191 cases to 9,028 cases, or 2.2%, compared to 8,837 cases in the same prior year period. Revenue per case increased to $16,423 or 28.3%, compared to $12,803 in the same prior year period. The increase in total revenue and total case volume for the first six months of 2017 compared to the prior corresponding period was due primarily to higher acuity cases, growth in our ancillary services and the addition of the vein business.
Net loss attributable to Nobilis for the first six months of 2017 was $0.8 million or $0.01 per fully diluted share, as compared to net loss attributable to Nobilis of $0.2 million or $0.00 per fully diluted share, in the same prior year period.
Adjusted EBITDA1 for the first six months of 2017 was $12.1 million, an increase of 36.2% compared to Adjusted EBITDA1 of $8.9 million for the same prior year period.
Full Year 2017 Guidance
Nobilis reiterates the full year 2017 guidance originally provided on March 13, 2017.

•	Revenue in the range of $310.0 million to $325.0 million.

•	Adjusted EBITDA[1] of $40.0 million to $45.0 million.
Conference Call Information
Nobilis will host a conference call Thursday, August 3, 2017, at 8:00 a.m. CT (9:00 a.m. ET) to discuss its financial results for the second quarter of 2017. To participate in the conference call, please dial (844) 579-6824 in the U.S. and Canada, and +1 (763) 488-9145 internationally. Please enter conference ID 60257317. There will be a livestream of the conference call available at: http://investors.nobilishealth.com/investors/events-and-presentations/.
About Nobilis Health Corp.
Nobilis (www.NobilisHealth.com) is a full-service healthcare development and management company, with 24 locations across Texas and Arizona, including 4 hospitals, 10 ASCs and 10 clinics. In addition, Nobilis partners with an additional 35 facilities across the country. Marketing nine independent brands, Nobilis deploys a unique patient acquisition strategy driven by proprietary direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at our centers by local physicians.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are canceled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to any mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 14, 2017, as updated by other filings with the Securities and Exchange Commission.

Nobilis Health Corp.
Consolidated Balance Sheets
June 30, 2017 and December 31, 2016
(in thousands, except share amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current Assets:
Cash	$29,225	$24,572
Trade accounts receivable, net of allowance of $750 at June 30, 2017 and December 31, 2016	110,419	124,951
Medical supplies	3,463	4,468
Prepaid expenses and other current assets	12,999	10,083
Total current assets	156,106	164,074
Property and equipment, net	40,883	36,723
Intangible assets, net	20,769	19,618
Goodwill	69,397	62,018
Deferred tax asset	21,532	21,652
Other long-term assets	1,402	1,350
Total Assets	$310,089	$305,435
Liabilities and Shareholders' Equity
Current Liabilities:
Trade accounts payable	$14,339	$22,184
Accrued liabilities	33,403	30,145
Current portion of capital leases	3,325	3,985
Current portion of long-term debt	2,127	2,220
Current portion of convertible promissory note	2,500	—
Current portion of warrant and stock option derivative liabilities	—	3
Other current liabilities	9,841	7,561
Total current liabilities	65,535	66,098
Lines of credit	18,000	15,000
Long-term capital leases, net of current portion	12,808	12,387
Long-term debt, net of current portion	46,828	48,323
Convertible promissory notes, net of current portion	4,750	2,250
Warrant and stock option derivative liabilities, net of current portion	715	899
Other long-term liabilities	3,810	3,999
Total liabilities	152,446	148,956
Commitments and Contingencies
Contingently redeemable noncontrolling interest	15,174	14,304
Shareholder's Equity:
Common shares, no par value, unlimited shares authorized, 77,805,014 shares issued and outstanding at June 30, 2017 and December 31, 2016
Additional paid in capital	223,873	222,240
Accumulated deficit	(79,855)	(79,042)
Total shareholders’ equity attributable to Nobilis Health Corp.	144,018	143,198
Noncontrolling interests	(1,549)	(1,023)
Total shareholders' equity	142,469	142,175
Total Liabilities and Shareholders' Equity	$310,089	$305,435

Nobilis Health Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Patient and net professional fees	$77,073	$55,176	$141,974	$101,533
Contracted marketing revenues	1,573	4,668	2,952	8,150
Factoring revenues	1,316	2,027	3,338	3,461
Total revenues	79,962	61,871	148,264	113,144
Operating expenses:
Salaries and benefits	15,417	12,591	30,738	25,168
Drugs and supplies	12,579	12,177	25,323	24,197
General and administrative	35,150	27,474	68,838	52,483
Depreciation and amortization	2,728	1,981	5,066	4,510
Total operating expenses	65,874	54,223	129,965	106,358
Corporate expenses:
Salaries and benefits	3,623	2,030	6,062	3,312
General and administrative	2,595	4,497	6,848	10,408
Legal expenses	405	990	976	2,575
Depreciation	80	76	163	130
Total corporate expenses	6,703	7,593	14,049	16,425
Income (loss) from operations	7,385	55	4,250	(9,639)
Other expense (income):
Change in fair value of warrant and stock option derivative liabilities	188	(1,657)	(187)	(1,699)
Interest expense	1,363	687	2,618	1,371
Other expense (income), net	330	(1,159)	72	(2,813)
Total other expense (income)	1,881	(2,129)	2,503	(3,141)
Income (Loss) before income taxes and noncontrolling interests	5,504	2,184	1,747	(6,498)
Income tax expense (benefit), net	2,249	(331)	698	(2,249)
Net income (loss)	3,255	2,515	1,049	(4,249)
Net income (loss) attributable to noncontrolling interests	1,670	(2,291)	1,862	(4,090)
Net income (loss) attributable to Nobilis Health Corp.	$1,585	$4,806	$(813)	$(159)
Net income (loss) per basic common share	$0.02	$0.06	$(0.01)	$—
Net income (loss) per fully diluted common share	$0.02	$0.06	$(0.01)	$—
Weighted average shares outstanding (basic)	77,805,014	76,754,950	77,805,014	75,780,695
Weighted average shares outstanding (fully diluted)	78,115,242	77,616,886	77,805,014	75,780,695

Nobilis Health Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,049	$(4,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,229	4,640
Share-based compensation	1,630	3,504
Change in fair value of warrant and stock option derivative liabilities	(187)	(1,699)
Deferred income taxes	120	(2,770)
Gain on sale of property and equipment	—	(265)
Loss (earnings) from equity method investment	108	(1,078)
Amortization of deferred financing fees	233	66
Capital lease interest payments	(594)	(745)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Trade accounts receivable	15,279	14,961
Medical supplies	1,300	(231)
Prepaid expenses and other current assets	(2,714)	(785)
Other long-term assets	—	174
Trade accounts payable and accrued liabilities	(5,130)	(5,801)
Other current liabilities	2,280	352
Other long-term liabilities	(303)	275
Distributions from equity method investments	—	1,085
Net cash provided by operating activities	18,300	7,434

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,208)	(1,717)
Purchase of equity method investment	—	(609)
Note receivable, net	—	150
Acquisition, net of cash acquired	(7,883)	—
Net cash used for investing activities	(11,091)	(2,176)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to noncontrolling interests	(1,520)	(4,964)
Proceeds from exercise of stock options	—	2,067
Payments on capital lease obligations	(2,214)	(2,017)
Proceeds from line of credit	3,000	3,500
Payments on debt	(1,356)	(688)
Deferred financing fees	(466)	—
Net cash used for financing activities	(2,556)	(2,102)

NET INCREASE IN CASH	4,653	3,156
CASH — Beginning of period	24,572	15,666
CASH — End of period	$29,225	$18,822

Nobilis Health Corp.
Reconciliation of Non-GAAP Financial Measures
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss) attributable to Nobilis Health Corp.	$1,585	$4,806	$(813)	$(159)
Interest	1,363	687	2,618	1,371
Income tax expense (benefit), net	2,249	(331)	698	(2,249)
Depreciation and amortization	2,808	2,057	5,229	4,640
EBITDA	$8,005	$7,219	$7,732	$3,603

Non-cash compensation expenses	$570	$1,668	$1,835	$3,504
Change in fair value of warrant and stock option derivative liabilities	188	(1,657)	(187)	(1,699)
Acquisition expenses	558	818	1,192	1,183
Non-recurring expenses	732	462	1,495	2,271
Adjusted EBITDA[1]	$10,053	$8,510	$12,067	$8,862

1 Use of Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation expenses, change in fair value of warrant and stock option derivative liabilities, acquisition expenses, and non-recurring expenses. Adjusted EBITDA should not be considered a measure of financial performance required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Contact Information:
Tuan Tran
Vice President, Investor Relations
IR@nobilishealth.com
346-207-6342